UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): April 2, 2021

Turner Valley Oil & Gas, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number: 0-30891

Nevada	91-1980526
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5900 Balcones Drive, Suite 4503, Austin, TX 78731

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-830-291-8189

INTRODUCTION

This Registrant (Reporting Company) has elected to refer to itself, whenever possible, by normal English pronouns, such as “We”, “Us” and “Our”. This Form 8-K may contain forward-looking statements. Such statements include statements concerning plans, objectives, goals, strategies, future events, results or performances, and underlying assumptions that are not statements of historical fact. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views, with respect to future events or results and future financial performance. Certain words indicate forward-looking statements, words like “believe”, “expect”, “anticipate”, “intends”, “estimates”, “forecast”, “projects”, and similar expressions.

Item 1.01. Entry into a Material Definitive Agreement.

On March 25, 2021, Turner Valley Oil and Gas, Inc. engaged Briggs & Veselka Co. for PCAOB audit services in order to begin filing reports with EDGAR and the Securities and Exchange Commission.

Scope of Briggs & Veselka Co.’s Engagement

They will audit the financial statements of Turner Valley Oil and Gas, Inc., which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements, and issue a written report. These financial statements are to be included in the registration statement on Form 10 or Forms S-1 proposed to be filed by Turner Valley Oil and Gas, Inc. under the Securities Exchange Act of 1933.

2

Item 7.01. Regulation FD Disclosure.

The Company intends to issue a press release on April 5, 2021 to provide investors with updates regarding this acquisition. The update is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release planned to issue by the Company on April 5, 2021

3

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this Form 8-K has been signed below by the following person(s) on behalf of the Registrant and in the capacity and on the date indicated.

Turner Valley Oil and Gas, Inc.

Dated: April 2, 2021	By:	/s/ James B. Smith
James B. Smith President/CEO/Director

4